EXHIBIT 99.1

JOINT FILING AGREEMENT

Each of the undersigned, pursuant to Rule 13d-1(k)(1) under the Act, hereby agrees and acknowledges that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock and the information required by this Schedule 13G, to which this Agreement is attached as an exhibit, is filed on behalf of them. The undersigned further agree that any further amendments or supplements thereto shall also be filed on behalf of each of them.

Dated: February 7, 2020

INDEX VENTURES GROWTH I (JERSEY) L.P.

By:	/s/ Sinead Meehan
Name: Sinead Meehan
Title: Director

INDEX VENTURES GROWTH I PARALLEL
ENTREPRENEUR FUND (JERSEY) L.P.

By:	/s/ Sinead Meehan
Name: Sinead Meehan
Title: Director

YUCCA (JERSEY) SLP

By:	Intertrust Employee Benefit Services
Limited as authorized signatory of Yucca
(Jersey) SLP in its capacity as an
Administrator of the Index Co-
Investment Scheme

By:	/s/ Alex di Santo
Name: Alex di Santo
Title: Authorized Signatory

By:	/s/ Sarah Earles
Name: Sarah Earles
Title: Authorized Signatory

INDEX VENTURE GROWTH ASSOCIATES I LIMITED

By:	/s/ Sinead Meehan
Name: Sinead Meehan
Title: Director